      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997

                                                    REGISTRATION NO.333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           JACOR COMMUNICATIONS, INC.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              31-0978313
-------------------------------                              ------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                             50 E. RIVERCENTER BLVD.
                                   12TH FLOOR
                            COVINGTON, KENTUCKY 41011
                            -------------------------
                         (Address of principal executive
                           offices including zip code)

             AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                              R. CHRISTOPHER WEBER
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           JACOR COMMUNICATIONS, INC.
                             50 E. RIVERCENTER BLVD.
                                   12TH FLOOR
                            COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
                     --------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy To:
                            RICHARD G. SCHMALZL, ESQ.
                           JONATHAN D. NIEMEYER, ESQ.
                             GRAYDON, HEAD & RITCHEY
                             1900 FIFTH THIRD CENTER
                                511 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-6464

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
TITLE OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
TO BE REGISTERED          REGISTERED     OFFERING PRICE PER      AGGREGATE OFFERING    REGISTRATION
                                               SHARE                   PRICE               FEE
-----------------------------------------------------------------------------------------------------
COMMON STOCK,$.01       500,000 SHARES       $34.625(1)          $17,312,500.00(1)     $5,246.21(1)
PAR VALUE
-----------------------------------------------------------------------------------------------------

-------------------

          (1)Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of Jacor Communications, Inc. common stock in The Nasdaq National Market for May 29, 1997.

                REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO
                            INSTRUCTION E TO FORM S-8

     Jacor Communications, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to amend its Form S-8 registration statement (described below) to register an additional 500,000 shares of its common stock, $.01 par value, relating to the Registrant's Amended and Restated 1995 Employee Common Stock Purchase Plan (the "Plan"). The Registrant previously registered 200,000 shares of its common stock eligible for issuance under the original Plan on its Form S-8, Registration No. 33-56385, filed with the Commission on November 9, 1994. The Registrant incorporates herein by reference the contents of such prior Form S-8, Registration No. 33-56385.


Item 8.  EXHIBITS

Exhibit        Description of Exhibit
-------        ----------------------

4.1 Jacor Communications, Inc. Amended and Restated 1995 Employee Stock Purchase Plan [Filed as Annex 1 to the Registrant's Definitive Proxy Statement filed with the Commission on April 30, 1997, and incorporated by reference herein]
5.1            Opinion of Graydon, Head & Ritchey
23.1           Consent of Graydon, Head & Ritchey (included in Exhibit 5.1)
23.2           Consent of Coopers & Lybrand L.L.P.
23.3           Consent of Ernst & Young LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 3rd day of June, 1997.

                                   JACOR COMMUNICATIONS, INC.


                                   By:  /s/ R. Christopher Weber
                                        --------------------------------
                                        R. Christopher Weber,
                                        Senior Vice President and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



June 3, 1997    /s/ Randy Michaels                               June 3, 1997    /s/ Rod F. Dammeyer
               -----------------------------------                              -----------------------------------
               Randy Michaels, President, Chief                                 Rod F. Dammeyer, Director
               Executive Officer and Director


                                                                 June 3, 1997    /s/ F. Philip Handy
               -----------------------------------                              -----------------------------------
               Robert L. Lawrence, President, Chief                             F. Philip Handy, Director
               Operating Officer and Director



               -----------------------------------                              -----------------------------------
               Samuel Zell, Chairman of the Board                               Marc Lasry, Director
               and Director


June 3, 1997     /s/ Sheli Z. Rosenberg                          June 2, 1997    /s/ Maggie Wilderotter
               -----------------------------------                              -----------------------------------
               Sheli Z. Rosenberg, Vice Chairman                                Maggie Wilderotter, Director
               and Director


                                                                 June 3, 1997    /s/ R. Christopher Weber
               -----------------------------------                              -----------------------------------
               John W. Alexander, Director                                      R. Christopher Weber, Senior
                                                                                Vice President and Chief
                                                                                Financial Officer (Principal
June 2, 1997     /s/ Peter C. B. Bynoe                                          Accounting and Financial Officer)
               -----------------------------------
               Peter C. B. Bynoe, Director

                                                          INDEX TO EXHIBITS



Exhibit        Description of Exhibit                                     Page
-------        ----------------------                                     ----

4.1            Jacor Communications, Inc. Amended and Restated 1995        *
               Employee Stock Purchase Plan [Filed as Annex 1 to the Registrant's Definitive Proxy Statement filed with the Commission on April 30, 1997, and incorporated by reference herein]

5.1            Opinion of Graydon, Head & Ritchey                          5

23.1           Consent of Graydon, Head & Ritchey (included                5
               in Exhibit 5.1)

23.2           Consent of Coopers & Lybrand L.L.P.                         6

23.3           Consent of Ernst & Young LLP                                7


*    Incorporated by Reference